Exhibit 99.1

Eos Energy Storage Enters into Definitive Agreement to Combine with B. Riley Principal Merger Corp II; Combined Company to List on NASDAQ Under Symbol “EOSE”

●	Transaction advances Eos’s mission to accelerate the growth of a low carbon, more resilient and sustainable energy future
●	Proceeds to be used to drive commercialization of and expand manufacturing capacity to meet growing customer demand for Eos’s patented aqueous zinc-powered battery technology
●	Pro forma implied enterprise value of the combined company is approximately $550 million

EDISON, N.J. September 8, 2020 -- Eos Energy Storage LLC (“Eos”), a leading manufacturer of safe, sustainable, low-cost, and long-duration zinc hybrid cathode (“Znyth™”) battery energy storage systems, and B. Riley Principal Merger Corp. II (NYSE: BMRG, BMRG WS, BMRG.U) (“BMRG”), a special purpose acquisition company sponsored by an affiliate of B. Riley Financial, Inc. (Nasdaq: RILY) (“B. Riley Financial”), today announced a definitive merger agreement for a business combination that would result in Eos becoming a publicly listed company. Upon closing of the transaction, the combined company will be renamed Eos Energy Enterprises, Inc. (“Eos Energy”) and intends to list its shares of common stock on Nasdaq under the ticker symbol “EOSE”.

Founded in 2008, Eos is focused on accelerating the growth of clean energy in the United States by deploying large scale stationary energy storage solutions that deliver reliable and cost-competitive power in a safe and environmentally sustainable way. Eos’s flagship product, the Eos Znyth® DC battery system, is designed to meet the requirements of the grid-scale energy storage market, is commercially available and scalable, and is manufactured in the United States. Znyth® technology requires just five core commodity materials that are derived from non-rare earth and non-conflict minerals, in addition to being fully recyclable. Eos’s battery is non-flammable and does not require any moving parts or pumps, which allows for simple upkeep and market-leading low-cost operations.

Joe Mastrangelo, Chief Executive Officer of Eos, said, “Today marks an important milestone of advancing Eos’s mission to drive a low carbon, more resilient and sustainable energy future with our energy storage solution. We are excited to partner with the B. Riley Financial team, who share our vision of a safer and cleaner energy future powered by Eos.”

Dan Shribman, Chief Executive Officer of BMRG and Chief Investment Officer of B. Riley Financial, commented, “We are excited and honored to partner with Eos in a unique opportunity to invest in a truly disruptive solution to address a clear need in the rapidly growing energy storage market. The capital from this transaction will allow Eos to deliver significant long-term growth and shareholder value creation. The recent technological and commercial momentum from Eos has been great to see and we look forward to capitalizing on this in all facets of the business.”

Transaction Overview

The business combination values Eos at an implied $550 million pro forma enterprise value which represents ~2.0x 2022E revenue and ~0.5x 2024E revenue. The boards of directors of both Eos and BMRG have approved the proposed transaction, which is expected to be completed in the fourth quarter of 2020. The net proceeds from this transaction will be used to fund the rapid growth of Eos’s corporate strategy, which includes the expansion of its manufacturing capacity to meet customer demand, investment in personnel to further drive research, development and commercialization, in addition to general corporate purposes.

Following completion of the transaction, Eos will retain its experienced management team. Joe Mastrangelo will continue to serve as Chief Executive Officer and Sagar Kurada will continue to serve as Chief Financial Officer. Daniel Shribman will join the Eos board of directors upon closing of the transaction.

Additional information about the proposed transaction, including a copy of the merger agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by BMRG with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

Advisors

B. Riley FBR is acting as capital markets advisor to BMRG. White & Case LLP is acting as legal advisor to BMRG.

Guggenheim Securities, LLC and Evercore are acting as financial advisors to Eos. Morrison Cohen LLP is acting as legal advisor to Eos. KPMG is acting as financial, accounting and tax advisor to Eos. Deloitte LLP is engaged as the independent auditor to Eos.

About Eos Energy Storage LLC

At Eos, we are on a mission to accelerate clean energy by deploying stationary storage solutions that can help deliver the reliable and cost-competitive power that the market expects in a safe and environmentally sustainable way. Armed with a patent for a membrane-free zinc battery technology, Eos has been pursuing this opportunity since 2008 when it was founded. Eos has 10+ years of experience in battery storage testing, development, deployment and operation. The Eos Aurora® system integrates Eos’s aqueous Znyth® to provide a safe, scalable, and sustainable alternative to lithium-ion.

To learn more about Eos, please visit: https://eosenergystorage.com.

About B. Riley Principal Merger Corp. II

B. Riley Principal Merger Corp. II (NYSE: BMRG, BMRG WS, BMRG.U) (“BMRG”) is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, and is sponsored by an affiliate of B. Riley Financial, Inc. (Nasdaq: RILY). BMRG is focused on pursuing a business combination with established businesses with an aggregate enterprise value of approximately $400 million to $1 billion that would benefit from access to public markets and the operational and strategic expertise of B. Riley Financials’ management team and board of directors. For more information, visit https://brileyfin.com/principalmergercorp.

Additional Information and Where to Find It

In connection with the proposed business combination, BMRG intends to file preliminary and definitive proxy statements with the SEC. The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of BMRG as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. BMRG stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with BMRG’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination, because the proxy statement will contain important information about BMRG, Eos and the proposed business combination. When available, the definitive proxy statement will be mailed to BMRG stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by BMRG when and if available, can be obtained free of charge by directing a written request to B. Riley Principal Merger Corp. II, 299 Park Avenue, 21st Floor, New York, New York 10171 or by telephone at (212) 457-3300.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside BMRG’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability of BMRG and Eos to consummate the contemplated business combination; the risk that the approval of the stockholders of BMRG for the potential business combination or any other closing condition is not obtained; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of funds available in BMRG’s trust account following any redemptions by BMRG stockholders, competition, and the ability of the combined company to grow, manage growth profitably and retain its key employees; the ability to meet Nasdaq’s listing requirements following the consummation of the business combination; costs related to the proposed business combination; the risk that the potential business combination disrupts current plans and operations; and those factors discussed in BMRG’s registration statement for the initial public offering filed with the SEC. BMRG does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Participants in the Solicitation

BMRG and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the business combination described herein under the rules of the SEC. Information about the directors and executive officers of BMRG and a description of their interests in BMRG will be contained in the proxy statement when it is filed with the SEC. This document can be obtained free of charge from the sources indicated above.

Non-Solicitation

The disclosure herein is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of BMRG, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Contact

For B. Riley Principal Merger Corp. II

Investors Media

Daniel Shribman Scott Cianciulli

dshribman@brileyfin.com press@brileyfin.com

(212) 457-3300 (646) 885-5425

For Eos Energy Storage LLC

Investors Media

Ed Yuen Balki G. Iyer

ir@eosenergystorage.com media@eosenergystorage.com